EXHIBIT 5.1

March 23, 2005

Petroleum Helicopters, Inc.
2001 SE Evangeline Thruway
Lafayette, Louisiana 70508

Ladies and Gentlemen:

     We have acted as special counsel to Petroleum Helicopters, Inc., a Louisiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time by the Company of (i) shares of non-voting Common Stock of the Company, par value $0.10 per share, (ii) shares of voting Common Stock of the Company, par value $0.10 per share (together with the non-voting Common Stock, the “Common Stock”), (iii) shares of Preferred Stock of the Company, no par value (the “Preferred Stock”), (iv) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the “Debt Securities”), (v) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (vi) depositary shares representing fractional shares of the Preferred Stock (the “Depositary Shares”), or any combination of the foregoing. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Depositary Shares are collectively referred to herein as the “Securities.” We also have participated in the preparation of the base prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

     In rendering the opinions expressed below, we have examined (a) the Registration Statement, including the Prospectus, (b) the Articles of Incorporation of the Company (the “Charter”), (c) the Amended and Restated By-laws of the Company (the “By-laws”) and (d) such other records of the Company and certificates of the Company’s officers and public officials as we have deemed relevant. We also have examined and relied upon the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant or necessary in connection with our opinions below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies, the legal capacity of all persons other than the Company signing such documents, and the authority of all persons signing on behalf of parties thereto other than the Company.

Petroleum Helicopters, Inc.
March 23, 2005

     For purposes of this opinion, we also have assumed that at the time of any issuance or sale of Securities (a) the issuance, sale, number or amount, as the case may be, and the terms of the Securities to be offered will be duly authorized and established in accordance with the Charter, the By-laws and applicable Louisiana law, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is then subject, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will at all times comply with applicable laws, (c) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (d) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement, (e) a definitive purchase, underwriting or similar agreement with respect to the Securities being offered will have been duly authorized, validly executed and delivered by the Company and the other parties thereto, (f) any Securities issuable upon conversion, exchange or exercise of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (g) the Company is then validly existing under the laws of the State of Louisiana.

     Based upon and subject to the foregoing and to the comments and qualifications set forth below, we are of the opinion that:

     (1) With respect to Common Stock to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Common Stock, when issued, will be validly issued, fully paid and nonassessable.

     (2) With respect to Preferred Stock to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due execution, acknowledgment and recordation of articles of amendment to the Company’s Charter setting forth the terms of such preferred stock, and the effectiveness of such articles of amendment in accordance with applicable Louisiana law, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

     (3) With respect to Debt Securities to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (b) due execution,

Petroleum Helicopters, Inc.
March 23, 2005

authentication, issuance and delivery of the Debt Securities and any indenture governing such Debt Securities in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor as provided for therein, such Debt Securities, when issued, will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law or court decision relating to or affecting creditors’ rights generally and by general principles of equity.

     (4) With respect to Warrants to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Warrants in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, such Warrants, when issued, will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law or court decision relating to or affecting creditors’ rights generally and by general principles of equity.

     (5) With respect to the Depositary Shares to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (b) due execution and delivery of a deposit agreement between the Company and a depositary, in a form to be included as an exhibit to the Registration Statement, and (c) due execution, authentication, issuance and delivery of the Depositary Shares in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, such Depositary Shares, when issued, will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law or court decision relating to or affecting creditors’ rights generally and by general principles of equity.

     The foregoing opinions are limited to the federal laws of the United States and assume that, as of any relevant time, there will not have been any change in law affecting the validity or enforceability of the Securities or any other matters addressed herein. We assume no obligation to revise or supplement this opinion should such currently applicable laws be changed by legislative action, judicial decision or otherwise. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Securities.

Petroleum Helicopters, Inc.
March 23, 2005

     This letter is being rendered solely for the benefit of Petroleum Helicopters, Inc. in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP